EXHIBIT 1
TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
5/5/20111	Purchase	$11.5941	12317
5/6/20112	Purchase	11.4871	6800
5/9/20113	Purchase	11.2339	14341
5/10/20114	Purchase	11.5855	18610
5/11/20115	Purchase	11.6548	15416
5/12/20116	Purchase	11.7190	16500
5/13/20117	Purchase	11.5455	42621
5/16/20118	Purchase	11.4187	10969
5/17/20119	Purchase	11.3435	13399
5/18/201110	Purchase	11.3960	10122
5/19/201111	Purchase	11.3998	10100
5/20/201112	Purchase	11.4590	15200
5/23/201113	Purchase	11.3077	10300
5/24/201114	Purchase	11.2902	8579
5/25/201115	Purchase	11.3419	9500

  1 This transaction was executed in multiple trades at prices ranging from $11.42 - 11.70.
  2 This transaction was executed in multiple trades at prices ranging from $11.45 - 11.58.
  3 This transaction was executed in multiple trades at prices ranging from $10.91 - 11.26.
  4 This transaction was executed in multiple trades at prices ranging from $11.47 - 11.61.
  5 This transaction was executed in multiple trades at prices ranging from $11.54 - 11.69.
  6 This transaction was executed in multiple trades at prices ranging from $11.49 - 11.75.
  7 This transaction was executed in multiple trades at prices ranging from $11.35 - 11.75.
  8 This transaction was executed in multiple trades at prices ranging from $11.32 - 11.47.
  9 This transaction was executed in multiple trades at prices ranging from $11.25 - 11.40.
  10 This transaction was executed in multiple trades at prices ranging from $11.35 - 11.40.
  11 This transaction was executed in multiple trades at prices ranging from $11.30 - 11.49.
  12 This transaction was executed in multiple trades at prices ranging from $11.37 - 11.51.
  13 This transaction was executed in multiple trades at prices ranging from $11.26 - 11.32.
  14 This transaction was executed in multiple trades at prices ranging from $11.27 - 11.32.
  15 This transaction was executed in multiple trades at prices ranging from $11.30 - 11.36.

Date	Type	Price	Shares
5/26/201116	Purchase	$11.3456	9000
5/27/201117	Purchase	11.2682	10000
5/31/201118	Purchase	11.4074	18000
6/1/201119	Purchase	11.3713	7236
6/2/201120	Purchase	11.0451	18100
6/3/201121	Purchase	10.8843	7471
6/6/201122	Purchase	10.7627	6930
6/7/201123	Purchase	10.7711	8865
6/8/201124	Purchase	10.6380	7859
6/9/201125	Purchase	10.8590	13700
6/10/201126	Purchase	10.8120	8900
6/13/201127	Purchase	10.7180	8175
6/14/201128	Purchase	10.6883	10300
6/15/201129	Purchase	10.5387	22600
6/16/201130	Purchase	10.6700	1500
6/17/201131	Purchase	10.6178	19119
6/27/201132	Purchase	10.5272	26000
6/28/201133	Purchase	10.6878	13900

16	This transaction was executed in multiple trades at prices ranging from $11.33 - 11.37.
17	This transaction was executed in multiple trades at prices ranging from $11.25 - 11.27.
18	This transaction was executed in multiple trades at prices ranging from $11.40 - 11.42.
19	This transaction was executed in multiple trades at prices ranging from $11.35 - 11.40.
20	This transaction was executed in multiple trades at prices ranging from $10.81 - 11.25.
21	This transaction was executed in multiple trades at prices ranging from $10.75 - 10.96
22	This transaction was executed in multiple trades at prices ranging from $10.72 - 10.82.
23	This transaction was executed in multiple trades at prices ranging from $10.73 - 10.80.
24	This transaction was executed in multiple trades at prices ranging from $10.55 - 10.78.
25	This transaction was executed in multiple trades at prices ranging from $10.80 - 10.90.
26	This transaction was executed in multiple trades at prices ranging from $10.72 - 10.92.
27	This transaction was executed in multiple trades at prices ranging from $10.65 - 10.75.
28	This transaction was executed in multiple trades at prices ranging from $10.44 - 10.80.
29	This transaction was executed in multiple trades at prices ranging from $10.51 - 10.60.
30	This transaction was executed in multiple trades at prices ranging from $10.65 - 10.70.
31	This transaction was executed in multiple trades at prices ranging from $10.54 - 10.65.
32	This transaction was executed in multiple trades at prices ranging from $10.47 - 10.74.
33	This transaction was executed in multiple trades at prices ranging from $10.55 - 10.70.